EXHIBIT 99.1

Liberator, Inc. Engages Trilogy Capital Partners to Lead Financial Communications and Investor Relations Initiatives

Trilogy to Drive Investor Awareness for Liberator’s Revolutionary Line of Sexual Wellness Products

ATLANTA, GA, January 4, 2012 – Liberator, Inc. (OTCBB/OTCQB: LUVU), a dynamic emerging growth public company capitalizing on the sexual wellness revolution through the worldwide marketing of the Liberator® line of products, today announced the engagement of Trilogy Capital Partners to lead its financial communications and investor relations initiatives.

Trilogy is a New York-based financial communications firm providing strategic communications and investor relations support for dynamic and fast growing companies. Trilogy’s mandate is to drive investor awareness for Liberator as it capitalizes on the rising demand for sexual wellness products online and increasingly in mainstream retail stores in the United States and around the world. Trilogy will aim to generate sustainable market interest in Liberator, Inc., while supporting Liberator’s commitment to growth in revenues, earnings and shareholder value.

“The depth of market experience represented by the Trilogy team, combined with Liberator’s high-growth focus on the sexual wellness industry, make the timing of this relationship ideal,” said Louis Friedman, president and CEO of Liberator, Inc. “Together with Trilogy, we intend to use all communication channels available to disseminate a robust stream of news and information supporting maximum transparency so we can keep the financial community apprised of our ongoing successes.”

Trilogy's responsibilities under the agreement include ongoing contact with prospective institutional and retail investors, as well as the distribution of news, research and information to Liberator’s current shareholders and potential investors. Trilogy will also manage outreach and presentations to institutional investors and others in the financial community through industry meetings, as well as national and international financial conferences.

“As a pioneer and early leader in the sexual wellness industry, Liberator is poised to benefit from the rapid shift to mainstream demand for bedroom products as exemplified by their expansion into mass market retailers such as Walgreens.com, drugstore.com and VitaminShoppe.com,” said Darren Minton, President of Trilogy. “We are pleased to have the opportunity to work with Mr. Friedman and his team to bring Liberator’s impressive growth story to the attention of the global investment community.”

Liberator participates in the rapidly growing worldwide market of sexual wellness, which is the movement toward personal sexual health and the mainstream acceptance of products that were previously only sold in adult stores. Evolving from its iconic Liberator® shapes, the Company combines form with function to produce contemporary furniture and accessories for bedroom play, as well as products for major retailers which embrace the sexual wellness category of products. Realizing the importance of brand awareness, the Company continues to be at the forefront of aligning the Liberator® brand with mainstream consumers, having appeared in movies and TV shows such as Meet the Fockers, Burn after Reading and The Real Housewives of Atlanta, in addition to popular magazines and periodicals like Maxim, Cosmopolitan, Men’s Health and Forbes.

About Liberator, Inc.

Liberator, Inc. is a dynamic emerging growth public company capitalizing on the sexual wellness revolution through the worldwide marketing of the Liberator® line of products, the luxury and lovestyle brand that celebrates intimacy by inspiring romantic imagination. Established with the conviction that sensual pleasure and fulfillment are essential to a well-lived life, Liberator Bedroom Adventure Gear® empowers exploration, fantasy and the communication of desire, for persons of all shapes, sizes and abilities. Products include Liberator shapes and positioning systems, pleasure objects, and sensual accessories. Liberator, Inc. is currently housed in a 140,000 square foot vertically integrated manufacturing facility in a suburb of Atlanta, Georgia. Liberator, Inc. has over 100 employees, with products being sold directly to consumers and through hundreds of domestic resellers, on-line affiliates and six international licensees. Since inception in 2002, Liberator has sold over $60 million of branded Liberator products.

For more information, please visit: www.Liberator.com

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements that reflect the Company’s current expectations and projections about future results, performance, prospects and opportunities. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward looking statements. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, the Company assumes no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.

Company Contact:

Liberator, Inc.

Ronald Scott, Chief Financial Officer

770-246-6426

ron.scott@Liberator.com

Financial Communications Contact:

Trilogy Capital Partners

Darren Minton, President

Toll-free: (800) 592-6067

Email: info@trilogy-capital.com